UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 22, 2009
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Revolving Credit Promissory Note

Effective as of December 22, 2009, Avistar Communications Corporation, as borrower, entered into the following agreements with JP Morgan Chase Bank, N.A., or the Bank, as lender: (i) the second amended and restated revolving credit promissory note, (ii) the second amended and restated collateral agreement, and (iii) the third amended and restated security agreement.  These amended agreements relate to the renewal of a line of credit with the Bank, which Avistar may draw upon during the term of the note to fund its business operations (the “Credit Facility”).

Also, effective as of December 22, 2009, Gerald J. Burnett, Chairman of Avistar, and The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust entered into the Second Amended and Restated Guaranty with the Bank pledging personal assets as collateral for the Credit Facility.

The amended agreements modified certain terms of the Credit Facility, including without limitation, the extension of the maturity date of the note from December 22, 2009 to December 21, 2010 and the increase of the line of credit from $10 million to $11.25 million.  As of December 22, 2009, the total principal amount borrowed by Avistar under the Credit Facility was $8.7 million.

           The Credit Facility is subject to customary terms and conditions, including several reporting and non-financial covenants.  As security for the payment of its obligations under the Credit Facility, Avistar granted JPMorgan a security interest in and right of setoff against substantially all of the assets of Avistar, tangible and intangible.

The foregoing description of the Credit Facility as amended, does not purport to be complete and is qualified in its entirety by the terms and conditions of the amended and restated revolving credit promissory note, the amended and restated collateral agreement, the amended and restated security agreement, the amended and restated guaranty, and subsequent amendments and restatements, which were filed as exhibits to Avistar’s Annual Report on Form 10-K for the years ended December 31, 2006, 2007 and 2008, and the amendments thereto which are expected to be filed as exhibits to Avistar’s Annual Report on Form 10-K for the year ending December 31, 2009.

Convertible Subordinated Secured Note

Effective as of December 22, 2009, Avistar entered into an agreement with Baldwin Enterprises, Inc. whereby the parties agreed that Avistar would pay to Baldwin the outstanding principal and interest related to the 4.5% Convertible Secured Subordinated Promissory Note Due 2010.  The terms of the Secured Note were previously described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2008.  Avistar paid $4.0 million, the outstanding principal amount plus accrued interest under the Baldwin Secured Note on December 23, 2009.

Section 2 – Financial Information

Item 2.01.    Completion of Acquisition or Disposition of Assets

In connection with the Credit Facility described above, as security for the payment of Avistar’s obligations under the Credit Facility, Avistar pledged, assigned and granted to the Bank a security interest in, and right of setoff against, substantially all of the assets of Avistar, tangible and intangible.  Item 1.01 of this Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this Report on Form 8-K describes Avistar’s extension of a 12 month revolving credit facility agreement and is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: December 29, 2009	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer